           As filed with the Securities and Exchange Commission on May __, 2003.

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 FRIEDMAN'S INC.

               (Exact Name of Issuer as Specified in its Charter)


         DELAWARE                                             58-2058362
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                               4 WEST STATE STREET
                             SAVANNAH, GEORGIA 31401
                                 (912) 233-9333
    (Address, including zip code, and telephone number of principal executive offices)

            FRIEDMAN'S INC. 1999 LONG-TERM INCENTIVE PLAN, AS AMENDED FRIEDMAN'S INC. 1994 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (Full Title of the Plans)

                                VICTOR M. SUGLIA
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 FRIEDMAN'S INC.
                               4 WEST STATE STREET
                             SAVANNAH, GEORGIA 31401
                                 (912) 233-9333
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed              Proposed
                                              Amount to           Maximum              Maximum          Amount of
           Title of Securities              be Registered     Offering Price          Aggregate        Registration
             to be Registered                                    Per Share          Offering Price         Fee

Class A Common Stock, $.01 par value per     2,300,000(1)       $8.16(2)            $18,768,000(2)       $1,518.33
share

(1) Amount to be registered consists of an aggregate of 2,000,000 shares to be issued pursuant to the grant or exercise of awards granted to employees, officers, consultants, and directors under the Friedman's, Inc. 1999 Long-Term Incentive Plan, as amended, and an aggregate of 300,000 shares to be issued to employees under the Friedman's Inc. 1994 Qualified Employee Stock Purchase Plan, as amended, including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the plans. The Registrant has previously filed Registration Statements on Form S-8 with respect to shares issuable under these plans. This Registration Statement is filed to cover additional shares authorized for issuance under amendments to these plans.

(2) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of a share of the Company's Common Stock reported on the Nasdaq National Market on May 19, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM  1. PLAN INFORMATION

      The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

ITEM  2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Upon written or oral request, Friedman's Inc. (the "Company") will provide, without charge, the documents incorporated by reference in Item 3 of
Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents requested to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Victor M. Suglia, Senior Vice President and Chief Financial Officer, at the address on the cover of this Registration Statement.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the Company (File No. 000-22356) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and are deemed to be a part hereof from the date of the filing of such documents:

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2002.

      (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 28, 2002.

      (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated September 9, 1993, filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

      (4) All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

      Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4. DESCRIPTION OF SECURITIES. Not Applicable.

ITEM  5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not Applicable.

ITEM  6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Incorporated by reference from the Company's Registration Statement on Form S-3 (File No. 333-76072) dated December 28, 2001.

ITEM  7. EXEMPTION FROM REGISTRATION CLAIMED. Not Applicable.

ITEM  8. EXHIBITS

      The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

ITEM  9. UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (Signatures on following page)

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on February 25, 2003.

                                        FRIEDMAN'S INC.


                                        By: /s/ Bradley J. Stinn
                                           -------------------------------------
                                        Name:  Bradley J. Stinn
                                        Title:  Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley J. Stinn and Victor M. Suglia, and each of them (with full power in each to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Bradley J. Stinn                                  Director, Chief Executive Officer          February 25, 2003
--------------------------------------------
Bradley J. Stinn

/s/ Sterling B. Brinkley                              Chairman of the Board of Directors         February 25, 2003
--------------------------------------------
Sterling B. Brinkley

/s/ John E. Cay, III                                  Director                                   February 25, 2003
--------------------------------------------
John E. Cay, III

/s/ Robert W. Cruickshank                             Director                                   February 25, 2003
--------------------------------------------
Robert W. Cruickshank

/s/ David B. Parshall                                 Director                                   February 25, 2003
--------------------------------------------
David B. Parshall

/s/ Mark C. Pickup                                    Director                                   February 25, 2003
--------------------------------------------
Mark C. Pickup

/s/ Victor M. Suglia                                  Senior Vice President-Chief Financial      February 25, 2003
--------------------------------------------
Victor M. Suglia                                      Officer (Principal Financial and
                                                      Accounting Officer)

                                  EXHIBIT INDEX

                                       TO

                       REGISTRATION STATEMENT ON FORM S-8

       Exhibit Number                                         Description
       --------------                                         -----------


             5.1               Opinion of Alston & Bird LLP as to the legality of the securities to be issued

            23.1               Consent of Alston & Bird LLP (contained in its opinion filed herewith as
                               Exhibit 5.1 and incorporated herein by reference)

            23.2               Consent of Ernst & Young LLP

            24.1               Power of Attorney (included on signature page)

            99.1               Friedman's Inc. 1999 Long-Term Incentive Plan, as Amended

            99.2               Friedman's Inc. 1994 Qualified Employee Stock Purchase Plan, as Amended
